FOR IMMEDIATE RELEASE	Media Contact:	Erin Davis
V.P., Marketing and Communication
erind@ecologictranspo.com

	Investor Contact:	Mark Bernhard
Capital Group Communications
mark@capitalgc.com
415.332.7200

ECOLOGIC TRANSPORTATION, INC.
TO CO-BRAND CAR WASHING WITH PARK N’FLY

Santa Monica, CA (September 29, 2009) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) today announced that its subsidiary, Ecologic Products, Inc has signed a services contract with Park N’ Fly, a national off-airport parking company. Park N’ Fly’s new car cleaning service, Park N’ Shine, will be launched using Ecologic Shine™, an innovative line of 100% organic cleaning products targeted to the transportation industry.

Park N’ Shine, powered by Ecologic Shine™, provides superior car cleaning services to customers parking their cars at Park N’ Fly. Ecologic Shine™ is a waterless environmental cleaning process that creates no contaminating runoff. EPA and California VOC compliant, Ecologic Shine’s™ exclusive products are biodegradable and waterless. Park N’ Shine’s customers will receive the best car wash available using only ounces of water verses the industry average of 60 gallons used in a standard car wash.

“We want to provide a convenient car wash service for our parking customers. Ecologic Shine™ effectively and safely cleans cars without any harm to the environment,” said Kevin Montgomery, Vice President of Business Development for Park N’ Fly.

Ecologic Shine™ and Park N’ Shine will co-brand vehicle washing at 19 airport markets beginning in Atlanta, GA with plans to roll-out nationwide.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Headquartered in Santa Monica, CA, Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a platform for all emerging environmental transportation technologies. For more information: www.ecologictransportation.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.